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                                                                 EXHIBITS 10.30
                                                                      AND 10.37

                          WEIL, GOTSHAL & MANGES LLP               Dallas
                                 700 Louisiana                   Menlo Park
                                  Suite 1600                  (Silicon Valley)
                           Houston,Texas 77002-2784                Miami
                                (713) 546-5000                    New York
                              Fax: (713) 224-9511              Washington, D.C.

                                                                 Brussels
                                                                 Budapest
                                                                  London
                               September 4, 1998                  Prague
Writer's Direct Line                                              Warsaw

To Each of the Buyers
  Listed on the Attached Schedule A

Ladies and Gentlemen:

        We have acted as counsel to Equalnet Communications Corp. (the "Company") in connection with the issuance by the Company of $3,000,000 aggregate principal amount of 6% Senior Secured Convertible Notes due 2001 of the Company (the "Notes"), an aggregate of 3,750 shares (the "Preferred
Shares") of Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Convertible Preferred Stock"), of the Company in exchange for the Common Shares held by the Buyers (as hereinafter defined) and Common Stock Purchase Warrants (the "Warrants") to purchase shares of common stock, par value $.01 per share (the "Common Stock") of the Company pursuant to the Note Purchase Agreements, each dated as of July 31, 1998 (the "Purchase Agreements"), and the Note Purchase and Exchange Agreements, each dated as of July 31, 1998 (the "Exchange Agreements", and collectively with the Purchase Agreements, the "Agreements"), each of the Agreements by and between the Company and the buyer named therein (collectively, the "Buyers"). Capitalized terms defined in the Agreements and used but not otherwise defined herein are used herein as so defined.

        In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Agreements, the Notes, the Statement of Resolution, the Transfer Agent Instruction, the Warrants, and the Registration Rights Agreements (collectively, the "Transaction Documents") and such corporate records, agreements, documents, opinions and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

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Weil, Gotshal & Manges LLP

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Agreements. As used herein "to our knowledge" and "of which we are aware" mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Transaction Documents.

        Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

        1. Each of the Company and EqualNet Corporation, TeleSource, Inc., EqualNet Wholesale Services, Inc., USC Telecom, Inc. and Netco Acquisition Corp. (collectively, the "Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        2. The authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which 2,000 shares have been designated as Series A Convertible Preferred Stock, 3,000 shares have been designated as Series B Senior Convertible Preferred Stock, 300,000 shares have been designated as Series C Convertible Preferred Stock, and 6,500 shares have been designated as Series D Convertible Preferred Stock. As of August 10, 1998, there were 21,393,070 shares of common stock, 2,000 shares of Series A Convertible Preferred Stock, 3,000 shares of Series B Senior Convertible Preferred Stock, and 195,073 shares of Series C Convertible Preferred Stock, issued and outstanding. All of such outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights pursuant to law or in the Company's articles of incorporation. To our knowledge, except as disclosed in the SEC Reports or in Schedule III hereto, there are no outstanding securities of the Company convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the

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Company, and there are no outstanding or authorized options, warrants, calls subscriptions, rights commitments or any other agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing and right to purchase or subscribe for any shares of such stock.

        3. The shares of Series D Convertible Preferred Stock to be issued pursuant to the Agreements have been duly authorized and, when issued as contemplated by the Agreements, will be validly issued, fully paid and nonassessable and free of preemptive rights pursuant to law or in the Company's articles of incorporation. One thousand five hundred (1,500) shares of Series D Convertible Preferred Stock to the issued from time to time as dividends on the Preferred Shares have been duly authorized and, when issued as contemplated by the Statement of Resolution, will be validly issued, fully paid and nonassessable and free of preemptive rights pursuant to law or in the Company's articles of incorporation. 13,043,468 shares of Common Stock issuable upon exercise of the Warrants or upon conversion of the Notes or the Series D Convertible Preferred Stock have been duly authorized, and when issued as contemplated by the Purchase Agreements or the Statement of Resolution or the Warrants, as applicable, will be validly issued, fully paid and nonassessable and free of preemptive rights pursuant to law or in the Company's articles of incorporation.

        4. The Company has all requisite corporate power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder in accordance with the terms thereof, subject to the terms and conditions contained or otherwise referenced therein. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the terms and conditions contained or otherwise referenced in the Transaction Documents. The Transaction Documents have been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by each of the other parties thereto) constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair

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dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

        5. The execution and delivery of the Transaction Documents, the consummation of the transactions contemplated thereby and compliance by the Company with the provisions thereof will not materially conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the articles of incorporation or by-laws of the Company except as set forth on Schedule I, (ii) any of the terms, conditions or provisions of the Applicable Contracts (except that we express no opinion as to any covenant, restriction or provision of the Applicable Contracts related to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company), (iii) any New York, Texas or federal law or regulation (other than federal and state securities or blue sky laws or laws regulating the maximum rate of interest which may be charged, taken or received, as to which we express no opinion except to the extent set forth in the next clause), (iv) any New York law regulating the maximum rate of interest which may be charged, taken or received, or (v) any judgment, writ, injunction, decree, order or ruling of any court or government authority binding on the Company of which we are aware. "Applicable Contracts" means those documents, agreements or instruments set forth on Schedule II attached hereto, which have been identified to us by the Company as all material documents, agreements or other instruments to which the Company or the Subsidiaries are a party or by which they are bound.

        6. No consent, approval, waiver, license or authorization or other action by or filing with any New York, Texas or federal governmental authority is required in connection with the execution and delivery by the Company of the Transaction Documents or the consummation by the Company of the transactions contemplated thereby, except for (i) the Form D to be filed with the Securities and Exchange Commission and (ii) any other filings in connection with federal and state securities or blue sky laws, as to which other filings we express no opinion.

        7. Except as disclosed in the SEC Reports or in Schedule 3(i) to the Agreements, to our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company that relates to any of the transactions contemplated by the Transaction Documents or which, if adversely determined,

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would have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole.

        8. Assuming that the representations of each of the Company and the Buyers contained in the Agreements (including, without limitation, the representation of the Company that no form of general solicitation or general advertising was used by the Company or any other person acting on its behalf in connection with the issuance of the Securities) are true, correct and complete and assuming compliance by each of the Company and the Buyers with their covenants set forth in the Agreements, it is not necessary in connection with the issuance of the Notes and the Warrants to the Buyers pursuant to the Purchase Agreements to register the Notes or the Warrants under the Securities Act of 1933, as amended (the "1933 Act"). No opinion is expressed herein as to registration requirements applicable to any re-sale or other re-transfer or re-disposition of any of such securities.

        9. Assuming that (i) such exchange is made by the Company with its existing security-holders exclusively, (ii) no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange, and (iii) the representations of each of the Company and the Buyers contained in the Agreements (including, without limitation, the representation of the Company that no form of general solicitation or general advertising was used by the Company or any other person acting on its behalf in connection with the issuance of the Securities) are true, correct and complete and assuming compliance by each of the Company and the Buyers with their covenants set forth in the Agreements, it is not necessary in connection with the exchange of the Preferred Shares to be issued by the Company for the Common Shares held by the Buyers pursuant to the Exchange Agreements to register the Preferred Shares under the 1933 Act. No opinion is expressed herein as to registration requirements applicable to any re-sale or other re-transfer or re-disposition of any of such securities.

        With respect to our opinions expressed in paragraphs 3, 4 and 5, we note that (i) in accordance with Rule 4460(i) of Nasdaq and as required by the Agreements and the Notes, the Company may not issue shares of common stock pursuant to the Transaction Documents in an amount equal to or in excess of twenty percent of its shares of common stock outstanding on the Issuance Date unless and until the transactions contemplated by the Transaction Documents are approved by a majority of the votes cast by the holders of shares of common stock of the Company; and (ii) in

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accordance with the Agreements, the Company must obtain Stockholder Approval of the issuance of the Notes, the Interest Notes, the Preferred Shares, the Dividend Shares, the Warrants and the Common Shares on or before the date which is 120 days after the Closing Date; if the Company fails to obtain such Stockholder Approval within such period of time, the Company shall be required to redeem the Notes and the Preferred Shares.

        With respect to our opinions expressed in paragraphs 4 and 5, we note that we have assumed with your concurrence that a substantial part of the negotiations relating to the Transaction Documents and the transactions contemplated thereby, and the signing of the Transaction Documents by a party thereto, have occurred in the State of New York.

        With respect to the opinions expressed herein, we note that we have not reviewed the minutes of the meetings of the Board of Directors of the Company held after April 14, 1998 except for those dated as of August 11, 1998, and accordingly, the opinions expressed herein assume that no fact or event occurred at such meetings, and no action or inaction was authorized or approved at such meetings, directly or indirectly, such that any opinion expressed herein would be or is inaccurate, incomplete or untrue.

        Furthermore, with respect to the opinions expressed herein, we note that we have acted as counsel to the Company and that the Board of Directors of the Company has retained separate counsel and has relied upon the advice of such separate counsel and such counsel's evaluation of the Transaction Documents and the transactions contemplated thereby.

        The opinions expressed herein are limited to the laws of the State of New York, the laws of the State of Texas, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

        The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except that the opinions

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expressed in paragraph 3 may be relied upon by American Stock Transfer & Trust
Company as Transfer Agent and Registrar for the Common Stock.

                                             Very truly yours,

                                             /s/ Weil, Gotshal & Manges LLP

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                                  SCHEDULE A

Willis Group, LLC
c/o Brian W. Pusch, Esq.
Penthouse Suite
29 West 57th Street
New York, NY
10019

Genesee Fund Limited-Portfolio B
c/o Brian W. Pusch, Esq.
Penthouse Suite
29 West 57th Street
New York, NY
10019

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                                  SCHEDULE I

        The Statements of Resolution for each of the Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock provide that, in the event of a redemption by the Company of Common Stock in excess of a threshold set forth therein, the Company must offer to purchase a certain percentage of the shares held by each holder of Series A Convertible Preferred Stock or Series C Convertible Preferred Stock. The transactions contemplated by the Transaction Documents will trigger this mandatory purchase obligation. It is our understanding that the Company will obtain a waiver of its mandatory purchase obligation from each holder of the Series A Convertible Preferred Stock or Series C Convertible Preferred Stock.

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                                  SCHEDULE II

1. Credit Agreement between Equalnet Communications Corp. f/k/a EqualNet Communications Corp. f/k/a EqualNet Holding Corp. (the "Company") and Comerica Bank-Texas

2. Receivables Sale Agreement dated June 18, 1997 between EqualNet Corporation ("EC") and Receivables Funding Corporation

3. Irrevocable Standing Letter of Credit No. SC 1920 dated May 15, 1998 with Southwest Bank of Texas, N.A. by the Company in favor of Caroline Partners, Ltd.

4. Lease Agreement dated June 28, 1994, as amended, between EC and Caroline Partners, Ltd.

5. Lease Agreement dated March 24, 1995 between EC and First Houston Enterprises, Inc.

6.   Carrier Agreement dated May 13, 1997, as amended, between EC and AT&T Corp.

7. Loan and Security Agreement dated as of March 6, 1998 between Netco Acquisition Corp. and FINOVA Capital Corporation ("FCC")

8.   Corporate Guaranty dated as of March 6, 1998 by the Company in favor FCC

9. Management and Services Agreement dated as of March 12, 1998 by and among the Company, EC, S.A. Telecommunications, Inc. and certain subsidiaries of S.A. Telecommunications, Inc.

10. Telecommunications Services Agreement (undated and unexecuted between the Company and Worldcom Network Services, Inc.

11.  Agreement dated May 21, 1998 between EC and ITI Marketing Services, Inc.

12. Finder's Fee Agreement dated June 17, 1998 between the Company and RC&A Group, Inc.

13. Master Lease dated November 4, 1994 between EC and Norwest Equipment Finance, Inc.

14. Stock Purchase Warrant dated February 11, 1997 from the Company to The Furst Group, Inc.

15. Stock Purchase Warrant dated October 1, 1997 from the Company to Willis Group, LLC

16. Stock Purchase Warrant dated March 5, 1998 from the Company to Willis Group, LLC

17. Stock Purchase Warrant dated March 6, 1998 from the Company to J. C. Bradford Co., L.L.C.

18.  Stock Purchase Warrant dated March 5, 1998 from the Company to Mike
     Willis

19. Stock Purchase Warrant dated March 26, 1998 from the Company to First Sterling Ventures Corp.

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20.  Stock Purchase Warrant dated March 26, 1998 from the Company to Frank
     Hervdejs

21. Stock Purchase Warrant dated April 15, 1998 from the Company to Mezzanine Telecom, Inc.

22.  Stock Purchase Warrant dated April 15, 1998 from the Company to John
     Dalton

23.  Stock Purchase Warrant dated April 15, 1998 from the Company to Zane
     Russell

24. Stock Purchase Warrant dated April 15, 1998 from the Company to Michael L. Hlinak

25. Stock Purchase Warrant dated June 27, 1998 from the Company to Pacific Global Networks, Inc.

26. Stock Purchase Warrant dated June 27, 1998 from the Company to Future Telecom Networks, Inc.

27. Common Stock Purchase Warrant dated July 23, 1998 from the Company to RFC Capital Corporation

28.  Warrant Agreement dated April 24, 1998 between the Company and James R.
     Crane

29. Warrant Agreement dated as of December 2, 1997 between the Company and Netco Acquisition, LLC

30. Warrant Agreement dated as of August 19, 1998 between the Company and Lance Hack

31. Registration Rights Agreement dated November 12, 1996 between the Company and Creative Communications International, Inc.

32. Registration Rights Agreement dated as of April 24, 1998 between the Company and James R. Crane

33. Carrier Switchless Agreement dated June 30, 1998 between Frontier Communications of the West, Inc. and EqualNet Corporation

34. Service Provider Agreement dated July 8, 1998 between EqualNet Corporation and KPT, Inc.

35. Merchandising License Agreement between the Company (as assignee of Creative Communications International, Inc.) and Kiss Catalog Ltd.

36. Prepaid Calling Card Agreement dated October 25, 1996 between the Company (as assignee of CCI - no consent to assignment provided) and World Direct, Ltd.

37. Network Services Agreement dated October 22, 1997 between EC and Premiere Communications, Inc.

38. Web Site Services and Long Distance Agreement dated August __, 1997 between the Company and International Center for Entrepreneurial Development, Inc.

39. Management and Services Agreement dated as of March 12, 1998 by and among EC, the Company and S.A. Telecommunications, Inc.

40. Lease Agreement No. 9524 dated May 4, 1995 between EC and Comerica Leasing Corporation

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41.  Secured Promissory Note dated August 5, 1998 made by USC Telecom, Inc.
     payable to the order of Greyrock Business Credit

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                                 SCHEDULE III

1. Stock Purchase Warrant dated October 1, 1997 from the Company to Willis Group, LLC

2. Stock Purchase Warrant dated March 5, 1998 from the Company to Willis Group, LLC

3. Stock Purchase Warrant dated March 6, 1998 from the Company to J. C. Bradford Co., L.L.C.

4.   Stock Purchase Warrant dated March 5, 1998 from the Company to Mike Willis

5. Stock Purchase Warrant dated March 26, 1998 from the Company to First Sterling Ventures Corp.

6.   Stock Purchase Warrant dated March 26, 1998 from the Company to Frank
     Hervdejs

7. Stock Purchase Warrant dated April 15, 1998 from the Company to Mezzanine Telecom, Inc.

8.   Stock Purchase Warrant dated April 15, 1998 from the Company to John Dalton

9.   Stock Purchase Warrant dated April 15, 1998 from the Company to Zane
     Russell

10. Stock Purchase Warrant dated April 15, 1998 from the Company to Michael L. Hlinak

11. Stock Purchase Warrant dated June 27, 1998 from the Company to Pacific Global Networks, Inc.

12. Stock Purchase Warrant dated June 27, 1998 from the Company to Future Telecom Networks, Inc.

13. Common Stock Purchase Warrant dated July 23, 1998 from the Company to RFC Capital Corporation

14.  Warrant Agreement dated April 24, 1998 between the Company and James R.
     Crane

15.  Warrant Agreement dated as of August 19, 1998 between the Company and L.
     Hack

16. Options to purchase, in the aggregate, 700,000 shares of common stock of the Company held by Hal Turner

17. Series A Convertible Preferred Stock convertible into, in the aggregate, 2,000,000 shares of common stock of the Company

18. Series B Convertible Preferred Stock convertible into, in the aggregate, 1,500,000 shares of common stock of the Company

19. Series C Convertible Preferred Stock convertible into, in the aggregate, 1,950,730 shares of common stock of the Company

20. Employee Stock Options to purchase, in the aggregate, 4,000,000 shares of common stock of the Company

21. Non-Employee Director Stock Options to purchase, in the aggregate, 500,000 shares of common stock of the Company